CERTIFICATE OF AMENDMENT
                                       OF
                    THE RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           LIFE MEDICAL SCIENCES, INC.

           -----------------------------------------------------------

It is hereby certified that:

         FIRST:   The name of the Corporation is:

                  LIFE MEDICAL SCIENCES, INC.

         SECOND: The amendment of the Restated Certificate of Incorporation of the Corporation effected by this certificate of amendment is as follows:

                  To change the name of the Corporation.

         THIRD: To accomplish the foregoing amendment, Article FIRST of the Restated Certificate of Incorporation of the Corporation, relating to the name of the Corporation, is hereby amended to read in its entirety as follows:

                  "The name of the Corporation is: SyntheMed, Inc."

         FOURTH: This amendment has been duly adopted at a meeting of stockholders in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, has executed this Certificate of Amendment on behalf of the Corporation and affirms the statements herein contained as of the date set forth below.

Date:             , 2005
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                                            LIFE MEDICAL SCIENCES, INC.

                                            By:    /s/Robert P. Hickey
                                                   -------------------
                                            Title: President and CEO